                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549





                                   FORM 8-K/A



                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): October 30, 1997



                       RAMCO-GERSHENSON PROPERTIES TRUST
             (Exact Name of Registrant as Specified in its Charter)



                                    MARYLAND
                 (State or Other Jurisdiction of Incorporation)



       1-10093                                           13-6908486
(Commission File Number)                 (I.R.S. Employer Identification Number)




       27600 NORTHWESTERN HIGHWAY, SUITE 200, SOUTHFIELD, MICHIGAN 48034
               (Address of Principal Executive Office) (Zip Code)


                                 (248) 350-9900
              (Registrant's Telephone Number, Including Area Code)




         (Former Name and Former Address, if Changed Since Last Report)

ITEM 2. ACQUISITIONS OR DISPOSITIONS OF ASSETS


On October 30, 1997, Ramco-Gershenson Properties Trust (the "Company") through Ramco-Gershenson Properties, L.P. (the "Operating Partnership") completed the acquisition of 15 shopping center properties (the "Southeast Portfolio").
The properties were acquired for approximately $124.5 million from various pension funds (the "Sellers") that are advised by DRA Advisors, Inc., a New York based pension fund advisor. In negotiating the purchase price, the Operating Partnership considered, among other factors, the properties' historical and anticipated cash flows, the nature and terms of the leases, the physical condition of the properties, repositioning and expansion possibilities, and market conditions. The acquisition was financed by increasing the Operating Partnership's existing revolving credit facility to $160 million from $75 million, the assumption of an existing $5.9 million mortgage on one of the acquired properties, and obtaining a new $45 million term loan. The revolving credit facility bears interest at rates between 137.5 and 162.5 basis points over LIBOR depending on certain debt ratios set forth in the loan agreement. The interest rate on the term loan is between 250 and 275 basis points over LIBOR, which rate is also dependent on certain debt ratios. Both the revolving credit facility and the term loan mature May 1, 1999, and, under certain circumstances, may be extended to October 2000 at the election of the Operating Partnership. The mortgage assumed bears interest at the rate of
8.5 % per annum, requires monthly principal and interest payments, and matures in November 2000.


The Southeast Portfolio is comprised of the following:

Athens Town Center is a 209,562 square foot community center located in Athens, Alabama. The center is anchored by Wal-Mart and Bruno's and opened in 1988.


Cox Creek Plaza is a 139,228 square foot community center located in Florence, Alabama. The center is anchored by Wal-Mart and opened in 1984.


Crestview Corners is a 111,653 square foot community center located in Crestview, Florida. The center is anchored by Wal-Mart and Fleming Foods. The center opened in 1986 and expanded in 1993.

Cumberland Gallery is a 98,155 square foot community center located in New Tazewell, Tennessee. The center is anchored by Wal-Mart and Ingles Grocery and opened in 1988.

Edgewood Square is a 217,319 square foot community center located in North Augusta, South Carolina. The center is anchored by Wal-Mart, Goody's Family Clothing, and Bi-Lo Grocery. The center opened in 1989 and expanded in 1995.

Hickory Corners is a 170,436 square foot community center located in Hickory, North Carolina. The center is anchored by Wal-Mart, Food Lion Grocery, and Office Max. The center opened in 1968 and was renovated in 1987.

Highland Square is a 171,546 square foot community center located in Crossville, Tennessee. The center is anchored by Wal-Mart and Kroger and opened in 1988.

Holly Springs Plaza is a 155,584 square foot community center located in Franklin, North Carolina. The center is anchored by Wal-Mart and Ingles Grocery. The center opened in 1988 and expanded in 1992.

Indian Hills is a 129,130 square foot community center located in Calhoun, Georgia. The center is anchored by Wal-Mart and Ingles Grocery and opened in 1988.

Mays Crossing is a 137,223 square foot community center located in Stockbridge, Georgia. The center is anchored by Wal-Mart and Ingles Grocery. The center opened in 1984 and expanded in 1986.

Northwest Crossing is a 261,707 square foot community center located in Knoxville, Tennessee. The center is anchored by Wal-Mart, Ingles Grocery, and Goody's Family Clothing. The center opened in 1989 and expanded in 1995.

Ridgeview Crossing is a 211,524 square foot community center located in Elkin, North Carolina. The center is anchored by Wal-Mart, Ingles Grocery, and Belk Department Stores. The center opened in 1988 and expanded in 1995.

Stonegate Plaza is a 138,490 square foot community center located in Kingsport, Tennessee. The center is anchored by Wal-Mart and Food Lion Grocery. The center opened in 1984, was expanded in 1992, and renovated in 1993.

Taylors Square is a 243,484 square foot community center located in Greenville, South Carolina. The center is anchored by Wal-Mart, Belk Department Store, and Goody's Family Clothing. The center opened in 1989 and expanded in 1995.

Tellico Square is a 114,192 square foot community center located in Lenoir City, Tennessee. The center is anchored by Wal-Mart and Bi-Lo Grocery and opened in 1989.



ITEM 7.      FINANCIAL STATEMENTS AND EXHIBITS.



      a-b    Financial Statements and Pro Forma Information.



             Independent Auditors' Report


             Ramco-Gershenson Southeast Portfolio, Combined Historical Summary of Revenues and Direct Operating Expenses for the Year Ended December 31, 1996 and the Nine Months Ended September 30, 1997 (Unaudited).

             Notes to Combined Historical Summary of Revenues and Direct Operating Expenses for the Year Ended December 31,1996 and the Nine Months Ended September 30, 1997 (Unaudited)

             Ramco-Gershenson Properties Trust Pro Forma Condensed Consolidated Balance Sheet as of September 30, 1997 (Unaudited)

             Ramco-Gershenson Properties Trust Pro Forma Consolidated Statements of Operations for the Year Ended December 31, 1996 (Unaudited) and the Nine Months Ended September 30, 1997 (Unaudited)

             Ramco-Gershenson Properties Trust Statement of Estimated Taxable Operating Results of the Southeast Portfolio and Estimated Cash to be Made Available by the Operations of the Southeast Portfolio for the Twelve Month Period Ended September 30, 1997 (Unaudited)



      c      Exhibits





      See Exhibit Index immediately preceeding the exhibits.

_______________________________________________________________________________

RAMCO-GERSHENSON SOUTHEAST PORTFOLIO

Combined Historical Summary of Revenues and Direct Operating Expenses For The Year Ended December 31, 1996, and For the Nine Months Ended September 30, 1997(Unaudited), and Independent Auditors' Report

INDEPENDENT AUDITORS' REPORT

Ramco-Gershenson Properties Trust
Southfield, Michigan

We have audited the accompanying Combined Historical Summary of Revenues and Direct Operating Expenses of the Ramco-Gershenson Southeast Portfolio (the "Historical Summary"), for the year ended December 31, 1996. The Historical Summary is the responsibility of the Properties' management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Registration Statement on Form 8-K/A of Ramco-Gershenson Properties Trust) as described in Note 1 to the Historical Summary and is not intended to be a complete presentation of Ramco-Gershenson Southeast Portfolio's revenues and expenses.

In our opinion, the accompanying Historical Summary presents fairly, in all material respects, the revenues and direct operating expenses described in Note 1 to the Historical Summary of the Ramco-Gershenson Southeast Portfolio for the year ended December 31, 1996, in conformity with generally accepted accounting principles.





Deloitte & Touche LLP
October 2, 1997
Detroit, Michigan

RAMCO-GERSHENSON SOUTHEAST PORTFOLIO

COMBINED HISTORICAL SUMMARY OF REVENUES AND DIRECT OPERATING EXPENSES
FOR THE YEAR ENDED DECEMBER 31, 1996 AND NINE MONTHS ENDED SEPTEMBER 30, 1997 (UNAUDITED)


--------------------------------------------------------------------------
                                     DECEMBER 31, 1996  SEPTEMBER 30, 1997
--------------------------------------------------------------------------
                                                            UNAUDITED
--------------------------------------------------------------------------
REVENUES:
  Minimum rents                      $      13,008,915  $        9,870,067
  Percentage rents                             164,548             123,409
  Recoveries from tenants                    1,862,100           1,306,089
  Interest and other                           136,463              82,533
--------------------------------------------------------------------------
  Total Revenues                     $      15,172,026  $       11,382,098
--------------------------------------------------------------------------
DIRECT OPERATING EXPENSES:
  Recoverable operating expenses     $         946,522  $          599,204
  Real estate taxes                          1,157,437             856,869
  Other                                        124,406             124,774
--------------------------------------------------------------------------
  Total Direct Operating Expenses    $       2,228,365  $        1,580,847
--------------------------------------------------------------------------
EXCESS OF REVENUES OVER DIRECT
  OPERATING EXPENSES                 $      12,943,661  $        9,801,251
==========================================================================

 Notes to Combined Historical Summary.

RAMCO-GERSHENSON SOUTHEAST PORTFOLIO

NOTES TO COMBINED HISTORICAL SUMMARY OF REVENUES AND DIRECT OPERATING EXPENSES FOR THE YEAR ENDED DECEMBER 31, 1996
AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 (UNAUDITED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   GENERAL - Ramco-Gershenson Southeast Portfolio ("The Southeast Portfolio") is a group of fifteen shopping centers located in North Carolina, Tennessee, South Carolina, Georgia, Alabama, and Florida. The combined properties contain approximately 2.5 million square feet of gross leasable area. Shopping center space is generally leased to specialty retail tenants under leases which are accounted for as operating leases. Leases typically provide for guaranteed minimum rent, percentage rent, and other charges to cover certain operating costs.

   BASIS OF PRESENTATION - The accompanying historical summary of revenues and direct operating expenses has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in a current report on Form 8-K/A of Ramco-Gershenson Properties Trust. The accompanying historical summary is not representative of the actual operations of the shopping centers for the period presented since material expenses which may not be comparable to the proposed future operations of the Southeast Portfolio by the Company have been excluded. Expenses excluded consist of management fees, interest, depreciation and amortization.

   REVENUE RECOGNITION - Minimum rents are recognized on an accrual basis as earned, which does not materially differ from the straight-line method. Percentage rents are recognized on an accrual basis as earned. Recoveries from tenants, which include an administrative fee, are recognized as revenue in the period applicable costs are chargeable to tenants.

   USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


2. LEASES

   Approximate future minimum rentals under noncancelable operating leases in effect at September 30, 1997, assuming no new or renegotiated leases nor option extensions on lease agreements are as follows:


               October 1, 1997 to December 31, 1997  $ 3,282,342
                                               1998   12,170,225
                                               1999   10,072,186
                                               2000    8,984,737
                                               2001    8,388,147
                                         Thereafter   48,059,635
                                                     -----------
                                            Total    $90,957,272
                                                     ===========

                       RAMCO-GERSHENSON PROPERTIES TRUST
                   UNAUDITED PRO FORMA FINANCIAL INFORMATION

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               September 30, 1997
                                 (in thousands)


   This unaudited Pro Forma Condensed Consolidated Balance Sheet is presented as if the Company's acquisition of the Southeast Portfolio had occurred on September 30, 1997. In management's opinion, all adjustments necessary to reflect the effect of this transaction have been made.

   This unaudited Pro Forma Condensed Consolidated Balance Sheet is not necessarily indicative of what the actual financial position would have been at September 30, 1997, nor does it purport to represent the future financial position of the Company.




------------------------------------------------------------------------------------------
                                                   SOUTHEAST (A)
                                                   PORTFOLIO                    PRO
                                  HISTORICAL       ADJUSTMENTS                 FORMA
------------------------------------------------------------------------------------------
Assets:
  Net Real Estate Assets     $       323,394       $    126,358          $   449,752
  Other assets                        19,476               (352)              19,124
------------------------------------------------------------------------------------------
Total Assets                 $       342,870       $    126,006          $   468,876
------------------------------------------------------------------------------------------
Liabilities:
  Debt                       $       168,045       $    124,393          $   292,438
  Other liabilities                   14,538              1,613               16,151
------------------------------------------------------------------------------------------
Total Liabilities            $       182,583       $    126,006          $   308,589
  Shareholders' Equity &
  Minority Interest          $       160,287       $                     $   160,287
------------------------------------------------------------------------------------------
Total Liabilities and
  Shareholders' Equity       $       342,870       $    126,006          $   468,876
==========================================================================================

   See Notes and Significant Assumptions to Unaudited Pro Forma Financial Information

                       RAMCO-GERSHENSON PROPERTIES TRUST
                   UNAUDITED PRO FORMA FINANCIAL INFORMATION

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                          Year Ended December 31, 1996


   The accompanying Pro Forma Consolidated Statement of Operations is presented as if (i) the Ramco Acquisition, the Property Acquisitions, and the spin-off of Atlantic, (ii) the acquisition of the Southeast Portfolio, and (iii) the Company's acquisition of the Madison and Pelican Plaza properties had occurred as of January 1, 1996. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made. This unaudited Pro Forma Consolidated Statement of Operations is not necessarily indicative of what the actual results of operations would have been had these transactions occurred on January 1, 1996, nor does it purport to represent the results of operations for future periods.





                                                           PRO FORMA (B)                  SOUTHEAST  (A)
                                                            ADJUSTMENTS   PRO FORMA (B)    PORTFOLIO &        TOTAL
                                                           AS PREVIOUSLY  AS PREVIOUSLY OTHER ACQUISITION    ADJUSTED
                                              HISTORICAL     REPORTED       REPORTED        ADJUSTMENTS      PRO FORMA
                                              ----------   -------------  -------------  ---------------- ------------
REVENUES
  Minimum Rents                              $23,713,000    $11,009,482   $ 34,722,482   $   14,304,244   $ 49,026,726
  Percentage Rents                             1,190,000        (85,292)     1,104,708          164,548      1,269,256
  Recoveries from tenants                     12,695,000      5,266,234     17,961,234        2,277,886     20,239,120
  Interest and other                           2,915,000     (2,286,534)       628,466          136,567        765,033
                                             -------------------------------------------------------------------------
Total Revenues                                40,513,000     13,903,890     54,416,890       16,883,245     71,300,135
                                             -------------------------------------------------------------------------
EXPENSES
  Recoverable operating expenses               8,230,000      3,029,414     11,259,414        1,213,441     12,472,855
  Other operating                                791,000        251,454      1,042,454          136,406      1,178,860
  Real estate taxes                            4,643,000      1,852,715      6,495,715        1,403,714      7,899,429
  General and administrative expenses          4,683,000       (243,297)     4,439,703          323,574      4,763,277
  Interest expense                             6,725,000      4,819,123     11,544,123       10,943,042     22,487,165
  Depreciation and amortization                4,798,000      2,121,342      6,919,342        3,186,088     10,105,430
  Spin-off and other expenses                  7,976,457              -      7,976,457                -      7,976,457
                                             -------------------------------------------------------------------------
Total Expenses                                37,846,457     11,830,751     49,677,208       17,206,265     66,883,473
                                             -------------------------------------------------------------------------
Operating Income (Loss)                        2,666,543      2,073,139      4,739,682         (323,020)     4,416,662
Loss from unconsolidated entities               (216,000)       (98,253)      (314,253)               -       (314,253)
                                             -------------------------------------------------------------------------
Income (Loss) before Minority Interest         2,450,543      1,974,886      4,425,429         (323,020)     4,102,409
Minority Interest                              2,159,000      1,120,000      3,279,000          (81,540)     3,197,460
                                             -------------------------------------------------------------------------
Net Income (Loss)                            $   291,543    $   854,886   $  1,146,429   $     (241,480)  $    904,949
                                             =========================================================================
Net Income per share                         $      0.04              -   $       0.16                -   $       0.13
                                             =========================================================================
Weighted average shares outstanding            7,123,000              -      7,123,000                -      7,123,000
                                             =========================================================================

See Notes and Significant Assumptions to Unaudited Pro Forma Financial
Information

                       RAMCO-GERSHENSON PROPERTIES TRUST
                   UNAUDITED PRO FORMA FINANCIAL INFORMATION

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                  For the Nine Months Ended September 30, 1997

   The accompanying Pro Forma Consolidated Statement of Operations is presented as if (i) the acquisition of the Southeast Portfolio, and (ii) the Company's acquisition of the Madison and Pelican Plaza properties had occurred as of January 1, 1996. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made. This unaudited Pro Forma Consolidated Statement of Operations is not necessarily indicative of what actual results of operations would have been had these transactions occurred on January 1, 1996, nor does it purport to represent the results of operations for future periods.


                                                           SOUTHEAST  PORTFOLIO
                                                           & OTHER ACQUISITION
                                        HISTORICAL         ADJUSTMENTS   (A)             PRO FORMA
                                     ----------------      --------------------         -----------
REVENUES
Minimum Rents                        $    27,220,274       $         10,659,453         $37,879,727
Percentage Rents                           1,122,964                    140,492           1,263,456
Recoveries from tenants                   13,273,742                  1,499,303          14,773,045
Interest and other                           594,456                     87,428             681,884
                                     --------------------------------------------------------------
Total Revenues                            42,211,436                 12,386,676          54,598,112
                                     --------------------------------------------------------------
EXPENSES
Recoverable operating expenses             8,444,299                    759,036           9,203,335
Other operating                              721,028                    126,169             847,197
Real estate taxes                          4,559,915                    974,658           5,534,573
General and administrative expenses        3,583,766                    247,901           3,831,667
Interest expense                           9,589,044                  7,912,906          17,501,950
Depreciation and amortization              5,691,138                  2,304,269           7,995,407
Spin-off and other expenses                        0                          0                   0
                                     --------------------------------------------------------------
Total Expenses                            32,589,190                 12,324,939          44,914,129
                                     --------------------------------------------------------------
Operating Income                           9,622,246                     61,737           9,683,983
Loss from unconsolidated entities           (240,257)                         0            (240,257)
                                     --------------------------------------------------------------
Income before Minority Interest            9,381,989                     61,737           9,443,726
Minority Interest                          2,499,981                     16,453           2,516,434
                                     --------------------------------------------------------------
Net Income                           $     6,882,008       $             45,284         $ 6,927,292
                                     ==============================================================
Net Income per share                 $          0.97                          -         $      0.97
                                     ==============================================================

Weighted average shares outstanding        7,123,000                          -           7,123,000
                                     ==============================================================

See Notes and Significant Assumptions to Unaudited Pro Forma Financial
Information

                       RAMCO-GERSHENSON PROPERTIES TRUST
                       NOTES AND SIGNIFICANT ASSUMPTIONS
                  TO UNAUDITED PRO FORMA FINANCIAL INFORMATION
   Year Ended December 31, 1996 and the Nine Months Ended September 30, 1997

NOTE (A)
SOUTHEAST PORTFOLIO ADJUSTMENTS
On October 30, 1997, Ramco-Gershenson Properties Trust (the "Company") through Ramco-Gershenson Properties, L.P. (the "Operating Partnership") completed the acquisition of 15 shopping center properties (the "Southeast Portfolio").
The properties were acquired for approximately $124.5 million from various pension funds (the "Sellers") that are advised by DRA Advisors, Inc., a New York based pension fund advisor. In negotiating the purchase price, the Operating Partnership considered, among other factors, the properties historical and anticipated cash flows, the nature and terms of the leases, the physical condition of the properties, repositioning and expansion possibilities, and market conditions. The acquisition was financed by increasing the Operating Partnership's existing revolving credit facility to $160 million from $75 million, the assumption of an existing $5.9 million mortgage on one of the acquired properties, and obtaining a new $45 million term loan. The revolving credit facility bears interest at rates between 137.5 and 162.5 basis points over LIBOR (effective rate of 7.356% as of September 30, 1997) depending on certain debt ratios set forth in the loan agreement. The interest rate on the term loan is between 250 and 275 basis points over LIBOR (effective rate of 8.356% as of September 30, 1997), which rate is also dependent on certain debt ratios. Both the revolving credit facility and the term loan mature May 1, 1999, and, under certain circumstances, may be extended to October 2000 at the election of the Operating Partnership. The mortgage assumed bears interest at the rate of 8.5 % per annum, requires monthly principal and interest payments, and matures in November 2000.

The purchase price for the acquisition was allocated 10% to land and 90% to buildings, which will be depreciated over 40 years. The purchase price was allocated to the assets acquired and liabilities assumed based upon their estimated fair market value.

The adjustment to net real estate assets consists of the purchase price paid to the Sellers, capitalized due diligence costs, title premiums, mortgage prepayment fees, and other direct costs of the transaction.

The adjustment to other assets is the reclassification of the purchase deposit on the Southeast Portfolio to net real estate assets offset by the capitalized financing costs of the transaction.

General and administrative expenses were increased $300,000 to reflect the additional costs expected to be incurred for personnel and other costs relating to the management of the Southeast Portfolio.

Minority interest represents the Ramco Group's limited partnership interest in the Operating Partnership. The minority interest percentage ranged between 27% and 26% during the periods presented.

ADJUSTMENTS FOR OTHER ACQUISITIONS

On May 28, 1997, the Company acquired the Madison Center, a 186,094 square foot shopping center in Madison Heights, Michigan. The center was acquired for approximately $7.4 million. On July 30, 1997, the Company acquired Pelican Plaza, a 106,141 square foot community shopping center/office development in Sarasota, Florida. The development was acquired for approximately $7.2 million. Both acquisitions were financed using the Company's credit facility. The purchase price for both acquisitions were allocated 10% to land and 90% to buildings, which will be depreciated over 40 years. The purchase price was allocated to the assets acquired and liabilities assumed based upon their estimated fair market value. Pro forma revenues and expenses, other than interest and depreciation are based on information provided by the sellers of the properties.

                       RAMCO-GERSHENSON PROPERTIES TRUST
                       NOTES AND SIGNIFICANT ASSUMPTIONS
                  TO UNAUDITED PRO FORMA FINANCIAL INFORMATION
   Year Ended December 31, 1996 and the Nine Months Ended September 30, 1997


NOTE (A)
ADJUSTMENTS FOR OTHER ACQUISITIONS
Pro forma revenues and expenses are included for the year ended December 31, 1996 and for the period beginning January 1, 1997 and ending on the respective center's acquisition date.

Minority interest represents the Ramco Group's limited partnership interest in the Operating Partnership. The minority interest percentage ranged between 27% and 26% during the periods presented.

NOTE (B)
PRO FORMA ADJUSTMENTS PREVIOUSLY REPORTED

The Company in its Annual Report on Form 10-K for the year ended December 31, 1996 had previously reported the effects of (i) the Ramco Acquisition; (ii) the spin-off of Atlantic Realty Trust and (iii) the Property Acquisitions made during 1996.

                       RAMCO-GERSHENSON PROPERTIES TRUST
                    STATEMENT OF ESTIMATED TAXABLE OPERATING
        RESULTS OF THE SOUTHEAST PORTFOLIO AND ESTIMATED CASH TO BE MADE
               AVAILABLE BY OPERATIONS OF THE SOUTHEAST PORTFOLIO
              For the twelve-month period ended September 30, 1997
                                  (unaudited)




---------------------------------------------------------------
Revenues                                            $14,823,849
---------------------------------------------------------------

Operating Costs:
  Recoverable expenses                                2,056,432
  Other operating                                       145,461
  General and administrative                            300,000
  Interest                                            9,375,132
  Depreciation and amortization                       2,843,075
---------------------------------------------------------------
Total Operating Costs                                14,720,100
---------------------------------------------------------------
Estimated taxable operating income                      103,749
---------------------------------------------------------------
Add back depreciation and amortization                2,843,075
---------------------------------------------------------------
Estimated cash to be made available by operations   $ 2,946,824
===============================================================

Note:

This statement of estimated taxable operating results and estimated cash to be made available from operations is an estimate of operating results of the Southeast Portfolio for a period of twelve months and does not purport to reflect actual results for any period.

SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         RAMCO-GERSHENSON PROPERTIES TRUST





     Date: January 13, 1998              By: /s/ Dennis E. Gershenson

                                             ---------------------------------
                                                  Dennis E. Gershenson
                                                  President and Trustee
                                                  (Chief Executive Officer)

                                 EXHIBIT INDEX




EXHIBIT NUMBER                          DESCRIPTION
--------------                          -----------

     23.1                      Consent of Deloitte & Touche LLP.